SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Maxim Integrated Products, Inc.

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Dear Maxim Stockholder:

      You are invited to attend Maxim’s Annual Meeting of Stockholders at 11:00 a.m. on Thursday, November 15, 2001 at the Company’s Event Center, located at 433 N. Mathilda Avenue, Sunnyvale, California. At this meeting you will be asked to vote on several proposals recommended unanimously by the Board of Directors. I would like to bring to your attention the importance of Proposal 2 — our stock option proposal.

      As many of you know, our ability to recruit and retain the engineers that design and produce our innovative new products is closely tied to our stock option program. Maxim’s engineering team is among the most inventive, productive, motivated groups of its kind. In fiscal 2001, despite a rocky economy and an industry-wide inventory correction, we at Maxim continued our strong commitment to research and development and product introduction. We introduced over 500 products during our 2001 product announcement year, more than any year in our history and over 30% more than last year. Maxim must offer a competitive equity package to attract and retain the most skilled technical people in the world.

      As part of our acquisition of Dallas Semiconductor, completed during our 2001 fiscal year, we compared the two companies’ stock option programs. This comparison reinforced for us the importance of Maxim’s stock options in recruiting and retaining the engineering talent that enables us to bring more products to market than any company in our industry. We are also convinced that Dallas would have been more successful with a stock option program as strong as Maxim’s. After the acquisition, Maxim gave additional option grants to align compensation of Dallas employees with those at Maxim. The result of granting these additional options has been profound in retaining and motivating key employees and in facilitating recruitment. Now that Dallas professionals are participating in Maxim’s stock option program, their interests are aligned with those of the stockholders, and we already see a much higher level of productivity and focus on profitability from these employees, even a few months since the acquisition. Dallas employees, many of whom previously had no or little ownership in their company, are now working toward a bright future for their families and the Dallas and Maxim corporations by concentrating on the goal of increasing corporate revenues, profits, and stockholders’ equity.

      Many technology companies, including some companies in our industry, have suffered employee attrition over the past 12 months not only because of necessary headcount reductions but also because of employee stock options that had greatly decreased in value or were of no value at all. Maxim has attracted engineers from other companies in their flight to quality, seeking an employer with a track record of profitability and prospects for sharing in a company’s future growth. While the price of Maxim’s stock has fallen over the past 12 months, along with others in our industry, the fall has been far less precipitous than for many companies, and we are well positioned to grow stockholder equity as the overall business economy improves. Maxim’s employee stock option program, along with the excellent track record of both the company and its stock, has been a key factor in our ability to recruit important engineering talent. Maxim and its employees have performed with distinction during a year when your company’s revenues, earnings, and quality products fared so much better than most others.

      During fiscal 2001, in accordance with our normal program to reduce dilution, we repurchased 4,026,334 shares of our common stock for approximately $251 million. Our repurchase program was terminated in February 2001 in order to comply with pooling-of-interest accounting rules which we chose to follow for our acquisition of Dallas Semiconductor. However, we remain committed to the goal of dilution management and maintenance of stockholder value.

      Following the SEC’s temporary easing of certain regulatory restrictions in connection with the reopening of the US equity markets on September 17, 2001, we authorized the repurchase of up to 10,000,000 shares of our common stock to provide our stockholders with liquidity, as well as to further our objective of controlling dilution.

      In addition, we are as parsimonious as possible in managing our option program. Although many of the options we granted in the past year were granted at exercise prices that are well above today’s market price, our philosophy is that our employees must share in the market risks along with our stockholders. Nothing focuses our very astute employees more than knowing that they need to do everything in their power to make their options valuable and therefore create stockholder value. To assure that this philosophy will remain inviolable, our Board amended our option plan to prohibit “repricing” outstanding options, i.e., by lowering the exercise prices of outstanding underwater options. Our Board recognizes that you our stockholders cannot reduce your cost by the stroke of a pen. So why should optionees have that benefit?

      Our Board of Directors and I strongly encourage you to vote to ratify our option programs that are so key to our company’s long history of success. We look forward to a continued profitable partnership between Maxim stockholders and the Maxim and Dallas employees.

Yours sincerely,

John F. Gifford
President, Chief Executive Officer
and Chairman of the Board

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive
Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 15, 2001

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086 on Thursday, November 15, 2001 at 11:00 a.m., Pacific Standard Time, to consider and vote upon the following proposals:

1.	To elect six directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve the Company’s 1996 Stock Incentive Plan, as amended, and amendments to the Company’s 1987 Employee Stock Participation Plan, as amended, including, without limitation, amendments increasing the number of shares available for issuance by 13,200,000 shares.

3.	To ratify the retention of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 29, 2002.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice. The Annual Meeting will be open to stockholders of record, proxy holders and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

      The Board of Directors has fixed the close of business on September 21, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

John F. Gifford
President, Chief Executive Officer
and Chairman of the Board

Sunnyvale, California

October 3, 2001

YOUR VOTE IS IMPORTANT

      Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, as outlined on the enclosed proxy card, (2) by telephone, as outlined on the enclosed proxy card, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Proxy Statement for Annual Meeting of Stockholders
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1
FURTHER INFORMATION CONCERNING THE BOARD
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH(1)
PROPOSAL NO. 2
PROPOSAL 3
OTHER MATTERS
STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING
APPENDIX A
APPENDIX B

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive
Sunnyvale, California 94086

Proxy Statement for Annual Meeting of Stockholders

November 15, 2001

General Information

      This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”), for use at its Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Standard Time, on November 15, 2001 at the Company’s Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086 and at any adjournment or postponement of that meeting. The approximate mailing date for this Proxy Statement and the enclosed proxy is October 3, 2001.

      The proxy holders will vote all proxies in accordance with the instructions contained in the proxy, and if no choice is specified the proxy holders will vote in favor of each of the proposals set forth in the Notice of Meeting. Proxies will confer upon the proxy holders discretionary authority to vote upon matters that the Board does not know as of the date hereof are to be presented at the Annual Meeting and upon matters incident to the conduct of the meeting.

      The Board has fixed the close of business on September 21, 2001 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting. At that time, there were outstanding 328,389,485 shares of Common Stock. The presence of a majority, or 164,194,743, of these shares of the Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the meeting. A proxy may be revoked by a written instrument delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

      Holders of Common Stock are entitled to one vote for each share held. In the election of directors, however, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held by such stockholder multiplied by the number of directors to be elected (six). If cumulative voting is requested at the meeting, stockholders’ votes may be cast for a single candidate or distributed among any or all of the candidates. In the event of cumulative voting, proxy holders may distribute votes among the nominees in such manner as they deem advisable. Discretionary authority to cumulate votes is solicited by the Board.

      An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting. The ratification and approval of Proposals No. 2 and 3, the Company’s 1996 Stock Incentive Plan, as amended, and amendments to the Company’s 1987 Employee Stock Participation Plan, as amended, including, without limitation, amendments increasing the number of shares available for issuance by 13,200,000 shares, and the ratification and approval of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote at the meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained, therefore, with respect to Proposals No. 2 and 3, requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes have no effect.

      The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, a private proxy solicitation firm. No additional compensation will be paid to the Company’s directors, officers or other regular employees for such services, but any private proxy solicitation firm will be paid their customary fee by the Company, estimated to be $13,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of June 30, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers, directors and director nominees as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. The number of shares beneficially owned is determined under the rules of the Security and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

Janus Capital Group(2)	33,728,645	10.21%

Putnam Investments, Inc.(3)	29,382,223	8.90%

TCW Group, Inc.(4)	16,975,950	5.14%

Oak Associates Ltd.(5)	16,655,000	5.04%

John F. Gifford(6)	2,404,381	*

Richard C. Hood(7)	1,374,434	*

Tunc Doluca(8)	1,088,316	*

Vijay Ullal(9)	931,876	*

Pirooz Parvarandeh(10)	721,080	*

James R. Bergman(11)	210,000	*

B. Kipling Hagopian(12)	126,340	*

A.R. Frank Wazzan(13)	125,800	*

M.D. Sampels(14)	61,944	*

Eric P. Karros(15)	8,000	*

All executive officers and directors as a group (16 persons)(16)	9,829,640	2.93%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company’s transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 330,235,460 shares outstanding on June 30, 2001, adjusted as required by rules promulgated by the SEC.

(2)	These securities are owned by various individual and institutional investors for whom Janus Capital Group serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Janus Capital Group is deemed to be a beneficial owner of such securities; however Janus Capital Group expressly disclaims that it is, in fact, the beneficial owner of such securities. Janus Capital Group holds sole dispositive power and sole voting power over all of the shares shown. The address of Janus Capital Group is 100 Fillmore Street, Suite 300, Denver, CO 80206. The table is based upon information supplied in a Schedule 13G/A filed February 23, 2001.

(3)	Certain Putnam Investments, Inc. investment managers (together with their parent corporation, Putnam Investments, Inc. and its parent corporation, Marsh & McLennan Companies, Inc.) are considered beneficial owners of these shares which were acquired for certain of their advisory clients. Putnam Investments, Inc. holds shared dispositive power over all shares shown and shared voting power over 49,600 shares. The address of Putnam Investments, Inc. is One Post Office Square, Boston, MA 02109. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, NY 10036. The table is based upon information supplied in a Schedule 13G/A filed February 20, 2001.

(4)	TCW Group, Inc. holds shared dispositive power and shared voting power over all shares shown. The address of TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017. The table is based upon information supplied in a Schedule 13G filed February 14, 2001.

(5)	Oak Associates Ltd. holds shared dispositive power and sole voting power over all shares shown. The address of Oak Associates Ltd. is 3875 Embassy Parkway, Suite 250, Akron, OH 44333. The table is based upon information supplied in a Schedule 13G filed February 13, 2001.

(6)	Includes 446,317 shares subject to options exercisable within 60 days of June 30, 2001. Does not include shares held in trust for the benefit of Mr. Gifford’s children.

(7)	Includes 700,000 shares subject to options exercisable within 60 days of June 30, 2001.

(8)	Includes 544,216 shares subject to options exercisable within 60 days of June 30, 2001.

(9)	Includes 904,762 shares subject to options exercisable within 60 days of June 30, 2001.

(10)	Includes 720,000 shares subject to options exercisable within 60 days of June 30, 2001.

(11)	Includes 30,000 shares subject to options exercisable within 60 days of June 30, 2001.

(12)	Includes 50,000 shares subject to options exercisable within 60 days of June 30, 2001.

(13)	Includes 5,000 shares subject to options exercisable within 60 days of June 30, 2001.

(14)	Includes 60,635 shares subject to options exercisable within 60 days of June 30, 2001.

(15)	Represents shares subject to options exercisable within 60 days of June 30, 2001.

(16)	Includes 5,790,344 shares subject to options exercisable within 60 days of June 30, 2001. Does not include shares held in trust for the benefit of Mr. Gifford’s children.

      There is no family relationship between any of the directors, or between any of such directors and any of the Company’s executive officers.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Action is to be taken at the Annual Meeting with respect to the election of directors to fill the six board positions presently authorized. Each director to be elected will hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Stock represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board, who are named in the following table, subject to discretionary power to cumulate votes, unless the proxy is marked in such a manner as to withhold authority so to vote. All of the nominees, except Mr. Sampels, were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on November 16, 2000. Mr. Sampels became a director of the Company pursuant to the terms of the Company’s April 2001 acquisition of Dallas Semiconductor Corporation. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stock represented by the accompanying proxy cannot be voted for a greater number of persons than the number of nominees (six).

      The following is information regarding the nominees, including information furnished by them as to their principal occupations for the preceding five-year period, certain directorships, and their ages as of October 3, 2001.

Name	Age	Director Since

James R. Bergman	59	1988

John F. Gifford	60	1983

B. Kipling Hagopian	59	1997

Eric P. Karros	33	2000

M.D. Sampels	68	2001

A.R. Frank Wazzan	66	1990

      Mr. Bergman was a founder and general partner of DSV Associates since 1974 and a founder and general partner of its successors, DSV Partners, DSV Partners III and DSV Partners IV. These firms provided venture capital and management assistance to emerging companies, primarily in high technology. Since August 1996, Mr. Bergman has been a partner of Brantley Venture Management, L.P., the General Partner of Brantley Venture Partners III and IV private venture capital partnerships. Since July 1997, he has also served as a special limited partner of Cardinal Health Partners and Cardinal Partners II, which are also private venture capital funds.

      Mr. Gifford is a founder of the Company and has served as Maxim’s President and Chief Executive Officer since its incorporation in April 1983.

      Mr. Hagopian was a founder of Brentwood Associates, a venture capital investment company, and has been a general partner of all of the funds started by Brentwood from inception in 1972 until 1989. He has been a Special Limited Partner of each of the five Brentwood funds started since 1989. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Director of Apple Oaks Partners LLC, a private investment company which manages his own capital and the capital of one other individual.

      Mr. Karros has been a professional baseball player with the Los Angeles Dodgers since 1988. He is a graduate of the University of California, Los Angeles, with a degree in Economics.

      Mr. Sampels is a shareholder in the law firm of Jenkens & Gilchrist, a professional corporation. He served as a director of Dallas Semiconductor Corporation (“Dallas”) from 1985 until the Company acquired Dallas in April 2001. He became a director of the Company upon the closing of that acquisition.

      Dr. Wazzan is Distinguished Professor and Dean Emeritus of the School of Engineering and Applied Science, University of California, Los Angeles. From 1987 until 2001 Dr. Wazzan was Dean of that School. He has been employed by UCLA since 1962.

      The affirmative vote of a plurality of all the votes cast at the Annual Meeting is required to approve the foregoing proposal.

The Board recommends a vote FOR the election of the nominees named above.

FURTHER INFORMATION CONCERNING THE BOARD

      During the fiscal year ended June 30, 2001, the Board held eight meetings. The Company has a standing Audit Committee, which met once during the fiscal year, a standing Compensation Committee, which met nine times during the fiscal year and a standing Interim Option Committee consisting of the Chief Executive Officer as the sole member. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. During the fiscal year ended June 30, 2001, all members of the Board attended at least 75% of the meetings of the Board and of the committees on which each served.

      The Audit Committee is comprised of Messrs. Bergman and Hagopian and Dr. Wazzan. In June 2000, the Board adopted a new charter for the Audit Committee, which is attached hereto as Appendix A, that is intended to comply with the recently adopted requirements of The Nasdaq National Market and the SEC. The Audit Committee provides assistance to the Board in fulfilling its responsibilities to the Company’s stockholders with respect to the Company’s outside auditor and the corporate accounting and reporting practices, as well as the quality and integrity of the Company’s financial statements and reports. A full statement of the functions of the Audit Committee is set forth in the attached appendix. See also “Audit Committee Report” below. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

      The Compensation Committee is comprised of Messrs. Bergman and Hagopian and Dr. Wazzan. The Compensation Committee approves salaries and incentive compensation for the president and other executive officers, awards stock options to employees, service providers and other eligible grantees under the Company’s stock option plans and performs such other functions regarding compensation as the Board may delegate.

      The Interim Option Committee is comprised of the Chief Executive Officer. This Committee is authorized between meetings of the Board or Compensation Committee to make stock option grants and otherwise administer the Company’s 1996 Stock Incentive Plan with the same authority as that of the Compensation Committee except with regard to option grants to officers.

      Nonemployee directors of the Company receive a $4,000 annual retainer and fees of $1,000 per meeting attended.

      Directors participate in the 1996 Stock Incentive Plan (the “1996 Plan”) which authorizes the granting of non-qualified stock options with respect to an aggregate of 81,200,000 shares of the Company’s Common Stock (subject to adjustments provided therein). Each director receives an initial non-qualified stock option grant upon his election to the Board that vests over a period of years. In subsequent years, he receives grants whose vesting commences when prior grants have become fully vested. In fiscal year 2001, Messrs. Bergman and Hagopian, and Dr. Wazzan each received a grant of 12,000 shares vesting in fiscal year 2005. Mr. Karros received a grant of 8,000 shares vesting in fiscal year 2005. Mr. Sampels received an initial grant of 40,000 shares vesting from April 11, 2001 through April 10, 2006.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      The compensation for the Company’s Chief Executive Officer at June 30, 2001 and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at June 30, 2001 for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 2001, June 24, 2000 and June 26, 1999 is set forth below.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying
Name and Principal Position	Year	Salary($)	Bonus($)		Options(#)

John F. Gifford	2001	$300,000	$	*	712,923
President, Chief Executive Officer	2000	300,000		2,143,594	600,000
and Chairman of the Board	1999	264,023		1,899,955	1,040,000

Tunc Doluca	2001	200,000		*	130,000
Vice President	2000	200,000		861,341	70,000
	1999	170,000		454,927	130,000

Richard C. Hood	2001	200,000		*	120,000
Vice President	2000	200,000		589,326	70,000
	1999	170,000		430,407	104,000

Pirooz Parvarandeh	2001	200,000		*	119,333
Vice President	2000	200,000		903,834	60,000
	1999	170,000		369,879	104,000

Vijay Ullal	2001	200,000		*	140,762
Vice President	2000	200,000		361,199	70,000
	1999	170,000		365,655	130,000

*	Pursuant to the Company’s Bonus Plan, approved by the Company’s stockholders in 1997, $9,897,000 is available for executive officer performance bonuses relating to fiscal year 2001. Under the provisions of the Bonus Plan, the Compensation Committee is not obliged to award the entire bonus pool and no officer may be paid more than 50% of the pool, or $4,948,500. The annual salary reviews for the Company’s officers have not yet occurred and performance bonuses have not yet been determined.

Options Granted to Executive Officers

      The Board and the committees to which it delegates authority currently have authority to grant stock options to employees and others under the 1996 Plan. The following tables set forth certain information regarding stock options granted to, exercised by and owned by the executive officers named in the foregoing Summary Compensation Table during fiscal 2001.

OPTION GRANTS IN FISCAL YEAR 2001

	Individual Grants
						Potential Realizable Value
	Number of		Percent of			at Assumed Annual Rates of
	Securities		Total Options			Stock Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term(1)
	Options		Employees in	Base Price	Expiration
Name	Granted(#)		Fiscal Year(2)	($/Sh)	Date(3)	5%($)	10%($)

John F. Gifford	53,333	(4)	0.23%	$75.0000	09/18/10	2,515,563	6,374,930
	59,590	(5)	0.24%	67.1875	10/10/10	2,517,907	6,380,872
	600,000	(6)	2.61%	58.1250	01/29/11	21,932,700	55,581,768

Tunc Doluca	130,000	(6)	0.56%	58.1250	01/29/11	4,752,085	12,042,716

Richard C. Hood	120,000	(6)	0.52%	58.1250	01/29/11	4,386,540	11,116,354

Pirooz Parvarandeh	9,333	(7)	0.04%	75.0000	09/17/10	440,211	1,115,580
	110,000	(6)	0.48%	58.1250	01/29/11	4,020,995	10,189,991

Vijay Ullal	10,762	(8)	0.05%	67.1875	10/10/10	454,736	1,152,390
	130,000	(6)	0.56%	58.1250	01/29/11	4,752,085	12,042,716

(1)	The dollar amounts under these columns are the result of calculations at the assumed 5% and 10% annual rates of stock price appreciation prescribed by the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. No gain to the optionees is possible without an increase in the price of the Company’s stock, which will benefit all stockholders.

(2)	Based on a total of 23,022,427 options granted to employees of the Company in fiscal year 2001.

(3)	The options were granted for a term of ten years, but are subject to earlier termination under certain circumstances relating to termination of employment or a change of control of the Company.

(4)	The options were granted on September 19, 2000 in lieu of cash bonuses and were fully vested upon grant.

(5)	The options were granted on October 11, 2000 and will become exercisable on a quarterly basis during the year ending July 1, 2006.

(6)	The options were granted on January 30, 2001 and will become exercisable on a quarterly basis during the years ending July 1, 2005 and July 1, 2006.

(7)	The options were granted on September 19, 2000 and will become exercisable on a quarterly basis in the year ending July 1, 2005.

(8)	The options were granted on October 11, 2000 in lieu of cash bonuses and were fully vested upon grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001

AND JUNE 30, 2001 OPTION VALUES

			Number of
			Securities		Value of
			Underlying		Unexercised
	Number of		Unexercised		In-the-Money
	Shares		Options at		Options at
	Acquired		June 30, 2001(#)		June 30, 2001($)(1)
	on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John F. Gifford	1,042,940	$57,711,274	249,825	3,896,082	$6,820,237	$69,052,637

Tunc Doluca	191,479	10,049,354	504,216	630,000	19,273,252	11,651,550

Richard C. Hood	50,000	3,806,976	670,000	506,000	26,199,559	8,479,751

Pirooz Parvarandeh	40,000	3,203,440	689,333	554,000	26,864,362	10,666,202

Vijay Ullal	70,000	4,999,146	864,762	630,000	34,083,231	11,802,800

(1)	Based on a price per share of $41.21, which was the price of a share of Common Stock on the Nasdaq National Market at the close of business on June 29, 2001.

Employment Agreements

      The Company has entered into employment agreements with each of Messrs. Doluca, Hood, Parvarandeh and Ullal. The agreements do not grant the executive officers any right to be retained by the Company, and the Company may terminate employment of each executive officer either with or without cause. In the event of termination of employment by the Company with or without cause, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by the Company without cause, severance payments are to be made in accordance with the Company’s normal policy or as mutually agreed between the Company and the executive officer.

      If the executive officer terminates his full-time employment with the Company and his written notice of termination provides that he is willing to continue to provide certain services to the Company, the Company will make health insurance coverage available to the executive officer and his family. The terms of such services, unless otherwise agreed, will provide for part-time services (up to one day per month) and annual compensation equal to at least 5% of the executive officer’s base salary at the time of termination. Health insurance coverage means coverage under any group health plan the Company maintains for its employees.

      During the ten-year period following the notice of termination, the executive officer pays the same amount for health coverage as a similarly situated full-time employee is required to pay for coverage under the Company’s group health plan. After the ten-year period, the executive officer pays the Company’s cost of the coverage. In the event of the executive officer’s death while receiving health insurance coverage, the executive officer’s spouse is eligible for health insurance coverage until her death so long as she pays for the coverage in an amount equal to the cost for an employee with identical coverage. In the event the executive officer becomes disabled while receiving health insurance coverage, he is deemed to have met his services obligations to the Company during the disability.

      In addition to the executive officers identified above, most other officers of the Company are parties to employment agreements with provisions substantially similar to those described above.

      Mr. Gifford entered into an employment agreement with the Company in 1987, which was amended and restated in February 1994. The agreement provides that Mr. Gifford propose annually the amount of his bonus to the Board, which shall reflect the Company’s achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole. The Board, in its discretion, shall approve or modify such proposed bonus; provided that any bonus awarded shall not be less than the bonus paid to any officer. The employment agreement provides vesting for 100% of the unvested portion of his stock options either upon Mr. Gifford’s death or upon his disability, which results in his termination of employment, while employed by the Company. The employment agreement also provides that in the event

Mr. Gifford becomes disabled while employed by the Company, as long as Mr. Gifford remains disabled, the Company will provide for continuation of his base salary (offset by any earnings) for life through insurance or direct payment, or both. In addition, if Mr. Gifford’s employment with the Company is terminated due to disability, the Company will provide to Mr. Gifford post-employment health insurance coverage on the same terms as the other officers described above. In addition, in the event Mr. Gifford’s employment is terminated without cause as defined in the agreement, the Company will retain Mr. Gifford and Mr. Gifford agrees to remain available to the Company for a period of either (i) one year in the event that his employment is terminated with justification as defined in the agreement or (ii) two years if his employment is terminated without justification as defined in the agreement. During the period that Mr. Gifford continues to serve the Company, he shall not be required to devote more than two days a week to such activities. During the period of Mr. Gifford’s retention as a service provider, he shall be entitled to full pay, which is defined as his average annual total compensation (salary plus bonus) received during the previous two years, normal employee benefits, and his stock options and shares of restricted stock shall continue to vest. In addition, if Mr. Gifford’s employment is terminated without cause or justification, the vesting of his stock options and shares of restricted stock shall be immediately accelerated so that the options and stock that would otherwise have vested over the two year period commencing two years after the date of termination shall become immediately exercisable. Thus, if his termination is without cause or justification, Mr. Gifford will vest a total of four years of options and restricted stock, two years tied to continuing service retention and two years by acceleration of vesting that would otherwise have occurred if he had remained employed for the third and fourth years after the date of his termination. The employment agreement also provides that upon a “change of control” of the Company, as such term is defined in his employment agreement, 50% of his unvested stock and options shall become fully vested on the date of the sale or merger. The remainder of the stock and options shall become fully vested within one year of the sale or merger, provided that Mr. Gifford is willing (whether or not he is actually requested to do so) to remain as Chief Executive Officer for the remaining vesting period of his options up to a maximum of one year. The employment agreement provides Mr. Gifford fringe benefits substantially equal to other officers. If Mr. Gifford terminates his full-time employment with the Company and his written notice of termination provides that he is willing to continue to provide certain services to the Company, the Company will provide to Mr. Gifford post-employment health insurance coverage on the substantially same terms as the other officers described above.

      In addition, the Company and Mr. Gifford have entered into a deferred compensation plan, pursuant to which Mr. Gifford defers receipt of a portion of his cash compensation. Deferred payments bear interest at the rate equal to the interest rate (as adjusted from time to time) that employees of the Company are required to pay the Company under the Company’s employee loan program (6% in fiscal year 2001). Interest is credited at least quarterly. Deferred payments, including interest, are payable beginning (i) upon Mr. Gifford’s termination as an employee or service provider to the Company, in approximately equal quarterly installments over a five year period with interest at the Bank of America prime rate from time to time, (ii) upon his death, payable to his designated beneficiary, in a lump sum payment as soon as administratively possible or (iii) in the event of an unforeseeable emergency. As of June 30, 2001, Mr. Gifford’s deferred account balance, including interest thereon, totaled $10,973,645.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Compensation Committee of the Board reviews and approves cash and equity compensation for the Company’s chief executive officer and other officers. Cash compensation is comprised of a salary and bonus, and equity compensation has been comprised of stock options.

      The level of compensation is related to both corporate and individual performance. Corporate performance is judged based upon results in the current year, but more importantly on the Company’s performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specified goals and general management skills.

      Salary. The Compensation Committee meets at least annually to review and approve each officer’s salary for the ensuing year. The base salary component of compensation is intended to reward an officer for normal levels of performance, as opposed to the bonus component, which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Compensation Committee considers the following factors: individual performance, corporate performance (such as that described below under Chief Executive Officer Compensation), levels of responsibility and prior experience. The Compensation Committee also reviews published information regarding the compensation of officers at companies comparable to Maxim to determine that the Company’s compensation is both competitive and reasonable, but does not attempt to set compensation within any particular range or level by comparison with the compensation reviewed.

      Bonus. In 1997, the Company adopted, and its stockholders approved, a Bonus Plan for the Company’s officers. Under the Bonus Plan, a bonus pool of up to a maximum of 3% of the Company’s pre-tax earnings will be created, with the specific amount of the pool determined by equal weighting of two performance criteria: (a) the rate of growth in the Company’s earnings per share and (b) the increase in the market price of its stock. The bonus pool will be based on the Company’s actual achievement related to these objective performance criteria versus a target growth of 30% per year. From this pool, each officer will receive a bonus in respect of each fiscal year, in an amount to be determined by the Compensation Committee based on the same objective performance criteria. The maximum bonus that may be paid in any fiscal year to any officer, including the Chief Executive Officer, is one-half of the pool. After the end of each fiscal year, the Compensation Committee is to determine and certify the Company’s performance as compared to the criteria set for that fiscal year, and to determine the amount of each officer’s bonus for such year. The Compensation Committee reserves the right to pay any officer less than the maximum bonus determined under the objective performance criteria based upon the Compensation Committee’s determination of that officer’s individual performance during the year and on all other relevant factors, including other compensation received during the year, such as stock option grants. The actual cash bonus for each individual officer, aside from the Chief Executive Officer (discussed below), is determined by first setting a maximum bonus for each officer position based upon perfect performance of that position and the total bonus pool available, and then considering the individual performance of the officer involved. Officer bonuses for fiscal year 2001 have not yet been determined.

      Stock Options. Given the Company’s commitment to the bottom line and its philosophy that stock incentives are the best way to assure alignment of the employees’ and the stockholders’ interests, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. Stock options are, therefore, used by the Company to provide long-term incentives to officers. The Company has attempted for a number of years to provide for each officer, and for most other employees who participate in the Company’s stock option program, a number of shares subject to stock options that will vest over a continuous period of usually four to five years into the future. To accomplish this, the Company has added one to two years of unvested stock options every one to three years. The number of stock options per officer is determined by an assessment principally of the significance of the function performed by the officer and also of the officer’s individual past, current and expected future contribution to the success of the Company.

      Chief Executive Officer Compensation. Mr. Gifford’s salary for fiscal year 2001 was determined based on the same criteria as the other officers. Mr. Gifford received $300,000 in salary in fiscal year 2001. Mr. Gifford is a participant in the Bonus Plan and is subject to the maximum bonus limitation described above. Consistent with the Bonus Plan and Mr. Gifford’s Employment Agreement, his annual bonus “shall reflect the Company’s achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole.” Mr. Gifford’s bonus for fiscal year 2001 has not yet been determined.

      Section 162(m). Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Chief

Executive Officer and the four other most highly paid executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

      The Board has determined that stock options shall be treated as “performance-based compensation.” The Company’s stockholders previously approved the option plans, which would generally allow any compensation recognized by an executive officer named in the Summary Compensation Table as a result of the grant of such a stock option to be deductible by the Company. In addition, the stockholders have approved the Bonus Plan, and the Company believes that awards paid under the Bonus Plan are exempt from the $1 million deduction limitation of Section 162(m).

COMPENSATION COMMITTEE
James R. Bergman
B. Kipling Hagopian
A.R. Frank Wazzan

AUDIT COMMITTEE REPORT

      This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      The Audit Committee assists the Company’s Board in fulfilling its responsibilities to the Company’s stockholders with respect to the Company’s outside auditor and corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Committee discussed with Maxim’s independent auditors the scope, extent and procedures for their audit. Following completion of the audit, the Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of Maxim’s internal controls and the overall quality of the Company’s financial reporting. The Committee held one meeting during fiscal year 2001 and two meetings during the period leading up to the filing of this Proxy Statement.

      Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles., The Committee reviewed and discussed with the independent auditors their judgments as to the quality and the acceptability of Maxim’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61. In addition, the Committee received from the independent auditors written disclosures regarding their independence as required by the Independence Standards Board, discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of nonaudit services with the auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

      Finally, the Committee reviewed and reassessed the adequacy of the Audit Committee charter. The Committee concluded that no changes are currently advisable.

AUDIT COMMITTEE
James R. Bergman
B. Kipling Hagopian
A.R. Frank Wazzan

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Hagopian and Scheer each filed a late Form 5, and Ms. Smith-Lenox filed a late Form 3 and a late Form 5.

CERTAIN TRANSACTIONS

      In April 1998, the Company made a loan to Carl W. Jasper, the Company’s Vice President and Chief Financial Officer, in the aggregate amount of $100,000. The loan was evidenced by a promissory note. The Note incurred interest at a rate of six percent per year and was repayable on April 17, 2001. The Note was secured by a pledge agreement between the Company and Mr. Jasper. The Note was paid in full on November 8, 2000.

      Pursuant to the terms of the Dallas acquisition, the Company assumed Dallas’ liabilities and obligations under certain Split-Dollar Insurance Agreements with several officers and directors of Dallas, including M.D. Sampels, who is currently a director of the Company. These agreements, originally entered into in February 1994 and amended in July 2000 and January 2001, require that the Company pay cash premiums for life insurance policies for the insureds and provide for the recovery of the Company’s premium costs from the cash value or death benefits collaterally assigned to the Company by the insureds. In fiscal year 2001, the Company paid premiums of $93,600 for the split-dollar life insurance policies on Mr. Sampels.

      The Company employs Kevin Lynch, the son-in-law of the Company’s Chief Executive Officer. In fiscal 2001, Mr. Lynch received $113,029 of cash compensation and exercised stock options held for an average of five years totaling 37,000 shares at exercise prices of $8.343 and $9.828 per share. Also, during the fiscal year, Mr. Lynch was granted options to purchase 634 shares of the Company’s Common Stock at an exercise price of $57.1875 per share.

PERFORMANCE GRAPH(1)

      The following chart shows the value of an investment of $100 on June 30, 1996 in cash of (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Electronic Components Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each fiscal year. The stock price performance shown on this graph is not necessarily indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG MAXIM INTEGRATED PRODUCTS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

(PERFORMANCE GRAPH)

	Maxim Integrated Products,	Nasdaq Electronic	Nasdaq Stock Market
	Inc.	Components	(U.S.)

Jun-96	100.00	100.00	100.00
Jun-97	208.24	164.30	121.60
Jun-98	227.46	162.72	160.06
Jun-99	458.58	289.14	230.22
Jun-00	1018.77	721.02	340.37
Jun-01	647.47	265.23	184.51

*	$100 Invested on June 30, 1996 in Stock or Index-

Including Reinvestment of Dividends.
Fiscal Year Ended June 30, 2001.

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN, AS AMENDED, AND OF AMENDMENTS TO THE COMPANY’S 1987 EMPLOYEE STOCK PARTICIPATION PLAN, AS AMENDED, INCLUDING AMENDMENTS INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

      The Company’s stockholders are being asked to act upon a proposal to ratify and approve the 1996 Stock Incentive Plan (the “1996 Plan”), as amended to date, and amendments to the 1987 Employee Stock Participation Plan (the “ESP Plan”), as amended. During the past year the Company’s Board has amended the 1996 Plan and the ESP Plan in various respects, including an amendment to increase the pool of shares of Common Stock issuable under the 1996 Plan and the ESP Plan (collectively the “Employee Stock Plans”) by 13,200,000 shares (the “Increase”).

      Ratification of the Increase requires the approval of a majority of the shares represented in person or by proxy and voting at the Annual Meeting.

      A general description of the principal terms of the Employee Stock Plans, the Increase approved by the Board and the purpose of such Increase are set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2.

The Board recommends a vote FOR this proposal.

      The Company has determined that substantial equity participation for employees is critically important to creating an organization in which employees will remain for long periods of time, and the Employee Stock Plans are designed to contribute toward this goal.

      Since the 1996 Plan was adopted in August 1996, the number of shares that have been available for issuance (after adjustments to give effect to the 2 for 1 stock splits in December 1997 and 1999), is as follows: on adoption, 14,000,000 shares increased to 29,000,000 shares in 1997, to 44,000,000 shares in 1998, to 56,000,000 shares in 1999, to 68,000,000 shares in 2000 and to 81,200,000 shares in 2001, including the Increase.

      Prior to adoption of the 1996 Plan, the ESP Plan shared in the common pool of shares available for the stock option plans that were superseded by the 1996 Plan. The total pool for all those plans, including the ESP Plan, was 182,240,000 shares at the time of adoption of the superseding 1996 Plan.

      As of June 30, 2001, 89,285,434 stock options remain outstanding from all of the Company’s stock option plans, of which 33,070,686 options were vested and exercisable, while the remaining 56,214,748 options vest over the next ten years as follows:

Year Ending	Number of Options
June 30,	to Vest

2002	13,178,875

2003	12,065,500

2004	11,320,619

2005	9,888,815

2006	6,849,390

2007	2,305,624

2008	557,595

2009	42,778

2010	5,007

2011	543

      The principal uses for the Increase are to provide for option grants under the 1996 Plan for recruiting employees by offering a means by which their creativity and dedicated efforts will allow them to participate in increased stockholder value; and for grants to existing employees generally for periods vesting beyond 2005, by adding option grants at the end of an employee’s current vesting period. In addition, the pool will be available for the ESP Plan to offer incentive to eligible employees to contribute to increases in stock values. The Board believes that the attraction, retention and motivation of highly qualified personnel are essential to the Company’s continued growth and success and that incentive plans, such as the 1996 Plan and ESP Plan are necessary for the Company to remain competitive in its compensation practices.

      As of June 30, 2001, there were a total of 89,285,434 shares subject to outstanding options under the option plans of which 62,783,431 were subject to options outstanding under the 1996 Plan, and a maximum of 834,381 shares subject to outstanding rights under the ESP Plan.

      As of June 30, 2001, options outstanding under the option plans had exercise prices ranging from $0.45 to $87.06 and expiration dates ranging from August 13, 2001 to June 25, 2011. Options outstanding under the 1996 Plan had exercise prices ranging from $0.45 to $87.06 and expiration dates ranging from September 4, 2002 to June 25, 2011.

      As of June 30, 2001, rights outstanding under the ESP Plan had an exercise price of $39.42 (or 85% of the fair market value of the Company’s Common Stock on the exercise date, if less), and an expiration date of December 31, 2001.

      Amended Plan Benefits. As of the date of this Proxy Statement, no executive officer, employee or director, and no associates of any executive officer or director, has been granted any options subject to stockholder approval of the proposed amendment. In addition, no executive officer or employee of the Company has been granted any rights to purchase stock pursuant to the ESP Plan subject to stockholder approval of the proposed amendment. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 1996 Plan and ESP Plan amendment are not determinable at this time.

The material features of the 1996 Plan are as follows:

      Purpose. The purpose of the 1996 Plan is to increase stockholder value, which is accomplished largely as a result of the Company’s successful, on-going stock option programs in which 3,562 salaried employees (approximately 89% of all salaried employees) currently participate. The Company believes that Maxim’s long-term commitment to employee ownership of Maxim stock has significantly contributed both to successful recruiting and to limiting turnover among employees. The Company also strongly believes that the employee ownership of Maxim is largely responsible for Maxim’s consistent and impressive growth.

      The 1996 Plan originally authorized the granting of incentive stock options and non-qualified stock options with respect to an aggregate of 14,000,000 shares of the Company’s Common Stock, and has been amended by the Board to authorize the granting of options with respect to an additional 67,200,000 shares. The 1996 Plan replaced the Company’s 1987 Supplemental Stock Option Plan, which expired on June 1, 1997, and the Company’s Incentive Stock Option Plan and Supplemental Nonemployee Stock Option Plan, which will both expire on August 12, 2002. Any shares or options returned to the option plans will increase the number of shares available for options under the 1996 Plan. At June 30, 2001, the 4,058,287 shares available for grant under the 1996 Plan equaled approximately 1% of the Company’s outstanding shares. The closing price of the Company’s Common Stock on the Nasdaq National Market on September 21, 2001 was $34.24.

      The Common Stock covered by the 1996 Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under the 1996 Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any option under the 1996 Plan and thereafter are reacquired at their original purchase price by the Company pursuant to rights reserved upon the issuance thereof, or pursuant to the payment of the purchase price of shares under options by delivery of other Common Stock of the Company, the shares subject to or reserved for such option, or so reacquired, may again be used for new options under the 1996 Plan. However, the Common Stock issued under the 1996 Plan that is not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to payment of the purchase price of shares under options by delivery of other Common Stock of the Company may not exceed the total number of shares reserved for issuance under the 1996 Plan.

      The following summary of certain provisions of the 1996 Plan is qualified in its entirety by reference to the 1996 Plan, as amended, a copy of which is attached as Appendix B to this Proxy Statement.

      Administration. The 1996 Plan provides that grants of options and other determinations under the 1996 Plan shall be made by (i) the Board or (ii) a Committee designated by the Board (the “Administrator”) which, in case of grants of options to employees who are officers or directors of the Company, is constituted in a manner to permit the grants and related transactions under the 1996 Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Securities Exchange Commission and which, in the case of grants to “covered employees,” is intended to constitute “performance-based compensation,” is made up solely of two or more “outside directors” as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

      Performance Based Compensation. Section 162(m) of the Code limits to $1 million annually the deduction a public corporation may claim for compensation paid to any of its top five executive officers, except in limited circumstances. One such exception is for “performance-based compensation,” which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the Board comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, and (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied.

      Internal Revenue Service regulations provide that compensation attributable to a stock option will be deemed to satisfy the requirement that performance goals be pre-established if the grant of the option is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant.

      The 1996 Plan includes features intended to permit the Administrator to grant options to employees that will qualify as performance-based compensation. The 1996 Plan limits the number of shares with respect to which incentive stock options and non-qualified stock options may be granted in any one fiscal year of the Company to any one participant to 12,000,000 shares.

      Eligibility. Selected employees, directors, service providers, advisors, independent contractors, vendors, customers and others having a past, current or prospective business relationship with the Company and any parent or subsidiaries will be eligible to receive options under the 1996 Plan. Options may be granted to eligible persons residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide such eligible persons favorable treatment under local laws, provided that no such terms are inconsistent with the 1996 Plan.

      Duration. The 1996 Plan will continue in effect until terminated by the Board, except that no option may be granted more than ten years after the date of adoption of the 1996 Plan by the Board.

      Adjustments. The 1996 Plan provides for adjustment in the number of shares reserved and in the shares covered by each outstanding option in the event of a stock dividend or stock split and may provide, in the Administrator’s discretion, for vesting of options and removal of restrictions on options in the event of certain corporate transactions, including a change of ownership or control of the Company. Generally, a change in control will occur for purposes of the 1996 Plan in the event of the acquisition by any person of beneficial ownership of 50% or more of the Company’s voting stock, other than an acquisition directly from the Company or as part of a business combination approved by the Board.

      Options. The 1996 Plan provides that the purchase price of any incentive stock option shall be at least 100% of the fair market value of the Common Stock at the time the option is granted. The 1996 Plan further provides that the purchase price of any non-qualified stock option shall be not less than 85% of fair market value at the time the option is granted unless otherwise determined by the Administrator, provided that the exercise price may be less than 100% of fair market value only if the Administrator determines in writing in good faith that (i) such grants are made infrequently, (ii) there is a good business reason for the grant that outweighs the normal presumption of per share exercise price of not less than 100% of the fair market value per share on the date of grant, and (iii) the aggregate number of shares subject to such option does not exceed

5% of the total number of shares identified in the 1996 Plan as amended from time to time (currently 81,200,000). The 1996 Plan provides that the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options may become exercisable for the first time by any individual during any calendar year may not exceed $100,000. The Administrator may provide for the payment of the purchase price in cash, by delivery of other Common Stock of the Company having a market value equal to the purchase price of such shares, or by any other method, such as delivery of promissory notes. A participant may pay the purchase price by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the purchase price.

      The Administrator may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the exercise of a non-qualified stock option, by having the Company withhold shares or by delivering shares received in connection with the option or previously acquired, having a fair market value approximating the amount to be withheld.

      The maximum term of any option will be ten years from the date it is granted, except that the maximum term for options granted to non-employee directors shall be five years. Options are generally exercisable for a period of 90 days after termination or retirement, 547 days after termination due to death, or 365 days after termination due to disability.

      Amendments and Discontinuance. The Plan is subject to amendment or termination by the Board without stockholder approval as deemed in the best interests of the Company. However, no such amendment shall, without the consent of the holder, reduce the amount of any option or adversely change the terms and conditions thereof.

      The terms and conditions applicable to any options granted and outstanding may at any time be amended or modified in any lawful way or canceled by mutual agreement between the Administrator and the participant, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 1996 Plan and subject to the provisions regarding “repricing” described below.

      “Repricing” Options. Under a Plan amendment adopted by the Board in August 2001, the Administrator does not have the authority to “reprice” any outstanding option. For these purposes, to “reprice” an outstanding option means to amend any outstanding option to reduce the exercise price.

      Federal Income Tax Consequences. In fiscal 2001, exercises of employee stock options resulted in approximately $114.3 million of cash savings as a result of tax deductions for the Company and in $238.9 million of cash to the Company from stock option exercises, for total cash generated of approximately $353.2 million, a significant contribution to the strength of the Company’s balance sheet.

      Under existing law and regulations, the grant of non-qualified stock options will not result in income taxable to the employee or provide a deduction to the Company. However, the exercise of a non-qualified stock option results in taxable income to the holder, and the Company is entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the difference between the fair market value of the shares purchased and the exercise price.

      An optionee recognizes no income when an incentive stock option is granted or exercised. However, the difference between the fair market value of the shares at exercise and the exercise price is classified as an item of adjustment in the year of exercise for purposes of the optionee’s alternative minimum tax. If the holder holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from the date of receipt of the optioned stock, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above would be long-term or short-term capital gain, depending upon the length of time the shares are held. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

      The foregoing discussion is not a complete description of the federal income tax aspects of options under the 1996 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any options. Participants in the 1996 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

The material features of the ESP Plan are as follows:

      Under the ESP Plan, any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company on the first day of each Purchase Period (as defined in “Terms of Rights Under the Plans, ESP” below) is eligible to participate, provided such employee has been in the continuous employ of the Company for a specified period preceding the first day of the purchase period as determined by the Board. The number of eligible employees was approximately 4,503 as of June 30, 2001. Employees of an affiliate of the Company designated by the Board are eligible to participate in the ESP Plan, provided they meet the same employment requirements.

      Directors and officers of the Company or an affiliate who are highly compensated (as defined in the Code) are not eligible to be granted rights under the ESP Plan.

      Notwithstanding the foregoing, no employee shall be eligible for the grant of any rights under the ESP Plan if, immediately after such grant, that employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate (including any stock which such employee may purchase under all outstanding rights and options), nor can any employee be granted rights under the ESP Plan that would permit that employee to buy more than $11,500 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all Employee Stock Participation Plans of the Company and its affiliates as defined in Section 423 of the Code in any calendar year.

      The following summary of certain provisions of the ESP Plan is qualified in its entirety by reference to the ESP Plan.

      The Board has the power from time to time to grant or provide for the grant of rights to purchase stock of the Company under the ESP Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board deems appropriate, except that each Offering must include the substance of the required provisions of the ESP Plan, which are described below. The provisions of separate Offerings need not be identical. Each Offering can be no longer than 27 months (the “Purchase Period”). Offerings are expected to be of approximately 12 months’ duration.

      Participation. An eligible employee becomes a participant in an Offering by delivering an agreement to the Company, within the time specified in each Offering, authorizing payroll deductions of up to 20% of his or her compensation (as defined in the ESP Plan) during the Purchase Period. All payroll deductions made for a participant are credited to his or her account under the ESP Plan and are deposited with the general funds of the Company. If specifically allowed pursuant to the terms of the Offering, a participant may make direct payments into his or her account to the extent such participant has not had the maximum amount withheld during the Purchase Period. The purchase price of the shares is accumulated by payroll deductions (or direct payments) over the Purchase Period. At any time during the Purchase Period, a participant may terminate his or her payroll deductions, but a participant may increase, reduce or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering.

      Number of Shares in an Offering. In connection with each Offering, the Board will specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such Offering by all participants. If the aggregate number of shares purchased upon exercise of rights granted in the Offering would exceed the maximum aggregate number, the Board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as it shall deem to be equitable. Unless the employee’s right to purchase shares will be exercised automatically on a date or dates specified in each Offering (an “Exercise Date”) at the applicable price it is expected that Exercise Dates will occur on the last day of each calendar quarter of each calendar year within a Purchase Period.

      Purchase of Stock. On each Exercise Date, the balance in each participant’s account will be applied to the purchase of whole shares of stock of the Company. No fractional shares shall be issued upon the exercise of rights granted under the ESP Plan. The amount remaining in each participant’s account after the purchase of shares that is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the ESP Plan, unless such participant withdraws from the next Offering or is no longer eligible to be granted rights under the ESP Plan, in which case such amount is distributed to the participant after the Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares that is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering is distributed in full to the participant after such Exercise Date, without interest.

      Purchase Price. The purchase price per share of stock acquired pursuant to the ESP Plan will not be less than the lesser of: (i) an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date; or (ii) an amount equal to 85% of the fair market value of a share of Common Stock on the Exercise Date.

      Withdrawal. While each participant in the ESP Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Offering. Such withdrawal may be elected at any time prior to the end of the applicable Purchase Period. Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions (reduced for prior purchases) without interest, and such employee’s interest in the Offering will be automatically terminated. The employee is not entitled to participate again in that Offering. An employee’s withdrawal from an Offering will not have any effect upon that employee’s eligibility to participate in subsequent Offerings under the ESP Plan, but such employee is required to submit a new participation agreement.

      Termination of Employment. Rights granted pursuant to any Offering under the ESP Plan shall terminate immediately upon cessation of an employee’s employment for any reason, and the Company shall distribute to such employee all of his or her accumulated payroll deductions (reduced for prior purchases), without interest.

      Nontransferability. Rights granted under the ESP Plan are not transferable and can only be exercised by the person to whom such rights are granted.

      Federal Income Tax Consequences. The following summarizes only the federal income tax consequences of participation under the ESP Plan. State and local tax consequences may differ.

      The ESP Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax, the amount of which will depend upon the participant’s holding period. If the participant disposes of his or her shares more than two years after the date of option grant and more than one year after the purchase of the shares, the lesser of (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the excess (or zero if there is no excess) of the fair market value of the shares on the date of the disposition of the shares over the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the participant disposes of the shares before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase.

Adjustment Provisions under the Employee Stock Plans

      If any change is made in the stock subject to the Employee Stock Plans or subject to any rights granted under the Employee Stock Plans (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the classes and maximum number of shares subject to the Employee Stock Plans, the maximum number of shares which may be granted to an employee during a calendar year, and the classes, number of shares and price per share of stock subject to outstanding options or rights.

      In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, pursuant to the Employee Stock Plans, at the sole discretion of the Board, (1) any surviving corporation shall assume any rights outstanding under such Plans or shall substitute similar rights for those outstanding under such Plans, or (2) such rights will continue in full force and effect, or (3) with respect to the option plans, the time during which options may be exercised will be accelerated and terminated if not exercised prior to such event, and with respect to the ESP Plan, the rights will be exercised immediately prior to such event.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board has selected Ernst & Young LLP as the Company’s independent auditors for the year ending June 29, 2002, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Fees for the last annual audit were $340,000 and all other fees were $801,929, including audit related services of $442,413 and nonaudit services of $359,516. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

      In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting.

The Board recommends a vote FOR this proposal.

OTHER MATTERS

      The Board knows of no other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS — 2002 ANNUAL MEETING

      Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Pursuant to Rule 14a-8 of the Exchange Act, a stockholder proposal must be received by the Company no later than June 5, 2002 to be considered for inclusion in the Company’s proxy materials for the 2002 Annual Meeting.

      Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Company. To be timely for the 2002 Annual Meeting, a stockholder’s notice must be delivered to or mailed and received by the Company at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event less than 40 days notice or prior public disclosure of the date of the meeting is made or given to the stockholders, notice by the stockholder to be on time must be received not later than the close of business on the tenth day following the day on which such notice of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. If a stockholder intends to present a proposal at the 2002 Annual Meeting that is submitted outside the requirements of Rule 14a-8 of the Exchange Act, and does not notify the Company of such proposal on or before August 19, 2002, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2002 Annual Meeting of Stockholders.

John F. Gifford
President, Chief Executive Officer and
Chairman of the Board

October 3, 2001

      THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF MAXIM INTEGRATED PRODUCTS, INC.
(ADOPTED JUNE 8, 2000)

ACCOUNTABILITY

      The outside auditor of the Company is ultimately responsible to the Board of Directors and the Audit Committee of the Board, as representatives of the stockholders of the Company. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the outside auditor (or nominate the outside auditor to be proposed for stockholder approval in any proxy statement.)

PURPOSE AND POLICY

      The Audit Committee shall provide assistance to the Board of Directors of the Company in fulfilling its responsibilities to the Company’s stockholders with respect to the Company’s outside auditor and the corporate accounting and reporting practices as the quality and integrity of the Company’s financial statements and reports.

      The policy or the Audit Committee in discharging these functions shall be to maintain and foster an open avenue of communication between and among the Audit Committee, the independent auditor, the Company’s financial management and its internal auditor.

      The Audit Committee shall consist of three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience listing requirements of the Nasdaq National Market as and when those requirements become effective.

      The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company after each meeting. The Committee may designate a Chair of the Committee by majority vote of the full Committee. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

      In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the purposes of this charter, the Audit Committee shall have with the following functions:

1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditor for the ensuing year.

2. To review the engagement of the independent auditor, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

3. To evaluate the performance of the independent auditor and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditor.

4. To receive formal written statements from the outside auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, to actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and to take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

A-1

5. Effective commencing in fiscal 2002 or sooner at the election of the Committee:

(a) To review, upon completion of the audit, the financial statements to be included in the Company’s Annual Report on Form 10-K and to discuss those financial statements with the Company’s management.

(b) To discuss with the independent auditor the results of the annual audit, including, without limitation, all matters required to be communicated to the Committee by the independent auditor in accordance with SAS 61.

(c) To evaluate the cooperation received by the independent auditor during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

(d) To confer with the independent auditor and with the senior management of the Company regarding the scope, adequacy, and effectiveness of internal accounting and financial reporting controls in effect.

(e) To confer with the independent auditor and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditor or senior management believe should be discussed privately with the Audit Committee.

6. To recommend to the full Board, if appropriate, further investigation of any matter brought to the attention of the Audit Committee within the scope of its duties.

7. To prepare any reports required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

8. To review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

A-2

APPENDIX B

MAXIM INTEGRATED PRODUCTS, INC.

1996 STOCK INCENTIVE PLAN

Adopted August 16, 1996

Approved by Shareholders November 14, 1996

As further amended by the Board of Directors on April 16, 1997 and May 15, 1997

Approved by Shareholders November 13, 1997

As further amended by the Board of Directors on March 10, 1998,

May 14, 1998, and August 13, 1998
Approved by Shareholders November 19, 1998

As further amended by the Board of Directors on August 12, 1999.

Approved by Shareholders November 18, 1999

As further amended by the Board of Directors on June 8, 2000, and August 17, 2000.

Approved by Shareholders November 16, 2000

As further amended by the Board of Directors on August 23, 2001

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means any committee appointed by the Board to administer the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Maxim Integrated Products, Inc., a Delaware corporation.

(j) “Consultant” means any person who is a consultant, advisor, independent contractor, vendor, customer or other person having a past, current or prospective business relationship with the Company or any Parent or Subsidiary.

(k) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(l) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(m) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(n) “Covered Employee” means any person who is a “covered employee” under Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board.

(p) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company. Except for purposes of grants of Incentive Stock Options, “Employee” also includes any person whom an officer identifies as a prospective employee of the Company or any Parent or Subsidiary of the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be (A) the closing sale price of the Common Stock for the last market trading day prior to the date of the determination or on the date of the determination, as determined by the Administrator at the time of the determination (or, if no sales were reported on either such date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the closing price of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such price was reported on that date, on the last date on which such price was reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(s) “Grantee” means an Employee, Director or Consultant who receives an Option under the Plan.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w) “Option” means a stock option granted pursuant to the Plan.

(x) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(aa) “Plan” means this 1996 Stock Incentive Plan.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(cc) “Share” means a share of the Common Stock.

(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company’s sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

      3. Stock Subject to the Plan.

      (a)  Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to this Plan is 81,200,000 Shares [adjusted to reflect the stock dividend effective December 5, 1997, and November 30, 1999]; provided, however, that such maximum aggregate number of Shares shall be increased by the number of Shares or options returned to the Company’s Incentive Stock

Option Plan, 1987 Employee Stock Participation Plan, and Supplemental Nonemployee Stock Option Plan. Notwithstanding the foregoing, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 81,200,000 Shares, and such number shall not be subject to increase as a result of return of Shares or options to the Company’s Incentive Stock Option Plan, 1987 Employee Stock Participation Plan, and 1987 Supplemental Nonemployee Stock Option Plan. The Shares to be issued pursuant to the Plan may be authorized, but unissued, or reacquired Common Stock.

      (b)  If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, or if any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such Option, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4. Administration of the Plan.

      (a)  Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

      (b)  Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

(ii) to determine whether and to what extent Options are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Option granted hereunder;

(iv) to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) of the Plan;

(v) to approve forms of Option Agreement for use under the Plan;

(vi) to determine the terms and conditions of any Option granted hereunder;

(vii) to amend the terms of any outstanding Option granted under the Plan in any lawful way, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Option shall not be made without the Grantee’s written consent and provided, further, that any provision of the Plan to the contrary notwithstanding, the Administrator shall not have the authority to reprice any outstanding option, it being understood that “reprice” shall mean to amend any outstanding Option to reduce the exercise price;

(viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan;

(ix) Notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or non-employee directors, the Committee, in its discretion, shall have the power and authority to (A) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of award hereunder; (B) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of award hereunder; (C) modify the terms and conditions of any awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (D) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction. The Committee shall not, however, have the power or authority to amend the Plan with respect to the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 3.(a); increase the Individual Option Limit as set forth in Section 6.(c); or lengthen the Term of the Option set forth in Section 6.(d). and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      (c)  Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

      5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

      6. Terms and Conditions of Options.

      (a)  Designation of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

      (b)  Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Option including, but not limited to, the Option vesting schedule, form of payment upon exercise of the Option and satisfaction of any performance criteria.

      (c)  Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any individual in any fiscal year of the Company shall be 12,000,000 [adjusted to reflect the stock dividend effective December 5, 1997 and November 30, 1999]. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an individual, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the individual. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

      (d)  Term of Option. The term of each Option shall be ten (10) years from the date of grant for all Grantees other than Directors who are not Employees, in whose case the term shall be five (5) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

      (e)  Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Grantee only by the Grantee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

      (f)  Time of Granting Options.   The date of grant of an Option shall for all purposes be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

      (g)  Vesting During Leave of Absence.   During any leave of absence from employment, directorship or consulting arrangement with the Company or any Parent or Subsidiary, vesting of such Grantee’s Options shall cease, and shall resume upon the Grantee’s return to his or her relationship with the Company, Parent or Subsidiary. The dates on which such Grantee’s Options vest shall thereafter be adjusted by the duration of the leave of absence.

      7.   Option Exercise Price, Consideration and Taxes.

      (a)  Exercise Price.   The exercise price for an Option shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator; provided, however, that in the case the per Share exercise price is less than one hundred percent (100%) of the Fair Market Value per Share on the date of the grant, the Administrator determines in writing and in good faith that (A) such grants are made infrequently, (B) there is a good business reason for the grant that outweighs the normal presumption of a per Share exercise price of not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, and (C) the aggregate number of Shares subject to such Options does not exceed five percent (5%) of the aggregate maximum number of Shares under Section 3(a), above, as amended from time to time.

(iii) In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

      (b)  Consideration.   Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. In connection with each option granted pursuant to this Plan, at any time when the Company could have any withholding obligation (whether for Federal, state, local or foreign income, disability, Medicare, employment or other taxes or otherwise) as a result of exercise of an option, the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or the disposition of shares acquired upon such exercise, the Company shall have no obligation to permit exercise of such option or to issue any shares upon exercise of the option unless and until either the exercise of the option is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company shall have no liability to any optionee or transferee for exercising the foregoing right not to permit exercise or issue shares.

      8.   Exercise of Option.

      (a)  Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

(ii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

      (b)  Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

(i) An Option may not be exercised after the termination date of such Option set forth in the Option Agreement and may be exercised following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the Option Agreement). Options shall be exercisable for a period of ninety (90) days following termination generally, and for a period of five hundred forty-seven (547) days following termination due to death of the Grantee or three hundred sixty-five (365) days following termination due to the disability of the Grantee (or, in each case, such other period of time as is determined by the Administrator, which such determination in the case of an Incentive Stock Option shall be made at the time of grant of the Option).

(ii) All Options shall terminate to the extent not exercised on the last day of the period specified in paragraph (i) above or the last day of the original term of the Option, whichever occurs first.

(iii) Any Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

      (c)  Exercise of Option Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant with the Company for any reason other than disability or death (but not in the event of an Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. If the Grantee should die within ninety (90) days after the date of such termination, the Grantee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent that the Grantee was entitled to exercise it at the date of such termination within five hundred forty-seven (547) days of the Grantee’s date of death, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement. In the event of an Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the ninety-first (91st) day following such change of status. If the Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

      (d)  Disability of Grantee. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Grantee may, but only within three hundred sixty-five (365) days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

      (e)  Death of Grantee. In the event of the death of a Grantee, the Option may be exercised at any time within five hundred forty-seven (547) days following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

      (f)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

      9. Conditions Upon Issuance of Shares.

      (a)  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b)  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

      10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

      11. Corporate Transactions/ Changes in Control/ Subsidiary Dispositions.

      (a)  The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition or at the time of an actual Corporate Transaction, Change in Control or Subsidiary Disposition and exercisable at the time of the grant of an Option under the Plan or any time while an Option remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Options under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Options in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Option vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control or Subsidiary Disposition. The Administrator may provide that any Options so vested or released from such limitations in connection with a Change in Control or Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Option. Effective upon the consummation of a Corporate Transaction, all outstanding Options under the Plan shall terminate unless assumed by the successor company or its Parent.

      (b)  The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

      12. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated.

      13. Amendment, Suspension or Termination of the Plan.

      (a)  The Board may at any time amend, suspend or terminate the Plan. To the extent required to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required.

      (b)  No Option may be granted during any suspension of the Plan or after termination of the Plan.

      (c)  Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

      14. Reservation of Shares.

      (a)  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      (b)  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

[FORM OF FRONT OF PROXY CARD]

PROXY

MAXIM INTEGRATED PRODUCTS, INC.
120 San Gabriel Drive
Sunnyvale, CA 94086

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON NOVEMBER 15, 2001.

The undersigned hereby appoints John F. Gifford and Carl W. Jasper, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution, to vote all of the shares of stock of Maxim Integrated Products, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Maxim Integrated Products, Inc. to be held on November 15, 2001 at 11:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as described in the proxy statement as to any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 and 3.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 and 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

[FORM OF BACK OF PROXY CARD]

[X] Please mark votes as in this example

ALL MATTERS ARE PROPOSED BY MAXIM INTEGRATED PRODUCTS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2 and 3.

1.	Election of Directors Nominees: (01) James R. Bergman, (02) John F. Gifford, (03) B. Kipling Hagopian, (04) Eric P. Karros, (05) M.D. Sampels, (06) A.R. Frank Wazzan	2.	To ratify and approve the Company’s 1996 Stock Incentive Plan, as amended, and amendments to the Company’s 1987 Employee Stock Participation Plan, as amended, including, without limitation, amendments increasing the number of shares available for issuance by 13,200,000 shares.

[ ] FOR ALL NOMINEES [ ] WITHHELD FROM ALL NOMINEES		[ ] FOR [ ] AGAINST [ ] ABSTAIN

		3.	To ratify and approve the retention of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2002.

FOR, all nominees except as noted above		[ ] FOR [ ] WITHHELD [ ] ABSTAIN

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW		PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Please mark your choices in blue or black ink

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name

Signature	Date	Signature	Date

INTERNET ACCESS IS HERE!

Maxim Integrated Products, Inc. is pleased to announce that registered stockholders now have an innovative and secure means of accessing and managing their accounts on-line. This easy to use service is only a click away at:

http://www.equiserve.com

In order to access your account and request your temporary password (or PIN), you will need your Social Security number, and Issue ID (328010). Please click on the “Account Access” tab and follow the instructions and a temporary password will be mailed to your address of record. If you have any questions on this process please call 1-877-THE WEB7 (1-877-843-9327).

VOTE BY TELEPHONE

It’s fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps.

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It’s fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps.

1.	Read the accompanying Proxy Statement and Proxy Card

2.	Go to the Website http://www.eproxyvote.com/mxlm

3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.	Follow the instructions provided.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.comm/mxlm anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET